BCS/CD-515 (Rev. 12/05)

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)	
OCT 25 2006	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.	FILED OCT 25 2006 Administrator BUREAU OF COMMERCIAL SERVICES

Name		
Suzanne Cleven Holland & Knight LLP		
Address		
PO Box 1526		
City	State	ZIP Code
Orlando	FL	32801

EFFECTIVE DATE

Document will be returned to the name and address you enter above.
If left blank document will be mailed to the registered office

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: C & J FASTENERS, INC.

2. The identification number assigned by the Bureau is: 004914

3. Article _______I_______ of the Articles of Incorporation is hereby amended to read as follows:

ARTICLE I.

The name of the corporation is HD Supply Fasteners & Tools, Inc.

COMPLETE ONLY ONE OF THE FOLLOWING:

4. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the ________ day of ______________, ________, in accordance with the provision of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this ________ day of ________________, ________

(Signature)	(Signature)
(Type or Print Name)	(Type or Print Name)
(Signature)	(Signature)
(Type or Print Name)	(Type or Print Name)

5. (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the 24th day of October, 2006, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

☐ at a meeting the necessary votes were cast in favor of the amendment.

☐ by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation).

☒ by written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

☐ by consent given by electronic transmission in accordance with Section 407(3) if a profit corporation.

☐ by the board of a profit corporation pursuant to Section 611(2).

Profit Corporations and Professional Service Corporations	Nonprofit Corporation
Signed this 24 day of October, 2006	Signed this _______ day of ________, ____
By /s/ David Bearman (Signature of an authorized officer or agent)	By ______________________ (Signature President, Vice President, Chairperson or Vice Chairperson)
David Bearman, Assistant Treasurer (Type or Print Name)	______________________ (Type or Print Name)

6. (For a nonprofit corporation whose Articles state the corporation is organized on a directorship basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the ________ day of ________________, ________, by the directors of a nonprofit corporation whose articles of incorporation state it is organized on a directorship basis (check one of the following)

☐ at a meeting the necessary votes were cast in favor of the amendment

☐ by written consent of all directors pursuant to Section 525 of the Act.

Signed this ________ day of ________________, ________,

By____
(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

____
(Type or Print Name) (Type or Print Name)

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)

Date Received

JUN 23 1989

FILED

JUN 27 1989

Administrator
MICHIGAN DEPT OF COMMERCE
Corporation & Securities Bureau

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Corporations

(Please read instructions and Paperwork Reduction Act notice on last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982, as amended (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is:

C & J FASTENERS, INC.

2. The corporation identification number (CID) assigned by the Bureau is: 0 0 4 — 9 1 4

3. The location of its registered office Is:

25136 Five Mile Road, Detroit, Michigan 48239
(Street Address) (City) (ZIP Code)

4. Articles VII and VIII of the Articles of Incorporation are hereby added to read as follows:

ARTICLE VII

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

(1) For any breach of the director's duty of loyalty to the Corporation or its shareholders;

(2) For acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

(3) For a violation of Section 551(1) of the Michigan Business Corporation Act;

(4) For any transaction from which the director derived an improper personal benefit; and

(5) For any acts or omissions occurring before the date this Article is filed by the Michigan Department of Commerce.

ARTICLE VIII

Any action required or permitted by this act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a. ☐ The foregoing amendment to the Articles of Incorporation was duly adopted on the ______ day of ______________________, 19______, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this ______ day of ______________________________________, 19______.

______________________________ ______________________________

______________________________ ______________________________

______________________________ ______________________________

______________________________ ______________________________

(Signatures of all incorporators; type or print name under each signature)

b. ☒ The foregoing amendment to the Articles of Incorporation was duly adopted on the 4th day of, May, 19 89. The amendment: (check one of the following)

☒ was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

☐ was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

☐ was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☐ was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act.

Signed this 5th day of May, 19 89

By /s/ Cheryl L. Williams
(Signature)

Cheryl L. Williams — President
(Type or Print Name) (Type or Print Title)

(Please do not write in space below — for Department use)

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

FILED

AUG 24 1984

Administrator
MICHIGAN DEPARTMENT OF COMMERCE
Corporation & Securities Bureau

Date Received

AUG 14 1984

CORPORATION NUMBER 0 0 4 — 9 1 4

SEE INSTRUCTIONS ON REVERSE SIDE
(For Use by Profit Domestic Corporations)

RESTATED ARTICLES OF INCORPORATION

1. These Restated Articles of Incorporation are executed pursuant to the provisions of Sections 641-651, Act 284, Public Acts of 1972, as amended.

2. The present name of the corporation is C & J Fasteners, Inc.

3. All of the former names of the corporation are as follows:

C & J Fasteners, Inc.

4. The date of filing the original articles of incorporation was

September 14, 1972

5. The following Restated Articles of Incorporation supersede the original Articles of Incorporation as amended and shall be the Articles of Incorporation of the corporation:

ARTICLE I.

2. The name of the corporation is C & J Fasteners, Inc.

ARTICLE II.

The purpose or purposes for which the corporation is organized are:

To purchase, distribute and sell, at retail and wholesale bolts, nuts, locks, clips, fasteners and related products, and to purchase or otherwise acquire, sell, lease, rent, distribute, change or otherwise dispose of, assemble, manufacture, construct, design, use, own, operate, install, repair, maintain, import, export and otherwise generally deal in, pledge, mortgage or otherwise encumber real and personal property of every nature and description.

ARTICLE III.

The total authorized capital stock is:

1. Common Shares 50,000 Par Value Per Share $ 1.00

   Preferred Shares ____ Par Value Per Share $

and/or shares without par value as follows:

2. Common Shares ____ Par Value Per Share $

   Preferred Shares ____ Par Value Per Share $

3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

Common stock only to be issued in accordance with the provisions of Section 1244 of the Internal Revenue Code of 1954, as amended.

ARTICLE IV.

The address of the current registered office is:

25136 W. 5 Mile Rd. (and Street) — Detroit (Town or City) — Michigan 48239 (Zip Code)

The mailing address of the current registered office is (need not be completed unless different from above address):

____ and Street ____ Town or City, Michigan ____ Zip Code

The name of the current resident agent is Joseph W. Willis, Jr.

ARTICLE V.

The duration of the corporation, if other than perpetual, is ____

ARTICLE VI. (Optional: Delete Article VII if not applicable.)

When a compromise or arrangement of a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing ¾ in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VII. (Additional provisions, if any, may be inserted here.)

(Use the following clause if the Restated Articles of Incorporation do not amend the Articles of Incorporation.)

1. These Restated Articles of Incorporation were duly adopted by the Board of Directors on the 25th day of July, 1984, in accordance with the provisions of Section 642, Act 284, Public Acts of 1972, as amended.

2. These restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

Signed this 25th day of July, 1984

By /s/ Joseph W. Willis, Jr., President
(Signature of President, Vice President, Chairperson or Vice Chairperson)

Joseph W. Willis, Jr., President
(Type or Print Name and Title)

(Use the following clause if the Restated Articles of Incorporation further amends the Articles of Incorporation.)

1. These Restated Articles of Incorporation were duly adopted by the shareholders on the _______ day of _______________, 19___, in accordance with the provisions of Section 642, Act 284, Public Acts of 1972, as amended. The necessary number of shares as required by statute were voted in favor of the Restated Articles of Incorporation.

Signed this _____ day of ____________, 19___

By______________________________
(Signature of President, Vice President, Chairperson or Vice Chairperson)

____
(Type or Print Name and Title)